Exhibit 23.1
DELOITTE &
   TOUCHE
----------               ---------------------------------------------------
                         REGISTERACCOUNTANTS            Van Alkemadelaan 700
                         Telephone (0)70-326 4701       2597 AW The Hague
                         Telefax   (0)70-324 4482       P.O. Box 90721
                                                        2509 LS The Hague
                                                        The Netherlands

IMPCO Technologies, Inc.
Attn. Mr. Brian Olson
16804 Gridley Place
CERRITOS
CA 90703 1741
UNITED STATES OF AMERICA



Date                           From                     Our reference
13 November, 1995              Henk L.A. Habraken       2650950.01/00-3-pdv

Subject                                                 Your reference
8-K filing


Dear Mr. Olson

This letter serves to confirm that we consent to the incorporation in the 8-K filing (form 8-K no. 34-36968) pertaining to AirSensors, Inc.'s acquisition, through its wholly-owned subsidiary IMPCO Technologies, Inc., of the Media group of companies our audited report for the period ending 31 December 1994 and 31 December 1993 dated September 27, 1995 for the Media group of companies on a consolidated/combined basis.


The Hague, November 13, 1995

Deloitte & Touche
Registeraccountants

/s/ Henk L.A. Habraken

Henk L.A. Habraken